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                                                                     EXHIBIT 5.1

                    LOCKE PURNELL RAIN HARRELL [LETTERHEAD]

April 1, 1996


A.H. Belo Corporation
400 South Record Street
Dallas, TX 75202

         Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for A.H. Belo Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 5,750,000 shares of the Company's Series A Common Stock, par value $1.67 per share, and a like number of related Preferred Share Purchase Rights (collectively, the "Securities"). We have examined such documents and questions of law as we have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Securities, when issued and sold as described in the Registration Statement, as the same may be amended (the "Registration Statement"), will be validly issued, fully paid and nonassessable.

         The opinion expressed above is limited in all respects to the General Corporation Law of the State of Delaware and applicable federal laws of the United States of America, each as presently in effect.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus contained in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Sincerely,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)

                                        By:  /s/ GUY KERR
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